                                                                   Exhibit 10.93

               RECEIVED
        CARROLL COUNTY REGISTRY
009969   1997 AUG 21  PM 3:51
         /s/ Lillian O. Brookes
           REGISTER OF DEEDS

                         ASSIGNMENT OF RENTS AND LEASES
                               (Attitash Project)

            This ASSIGNMENT OF RENTS AND LEASES (this "Assignment") is made as of August 1, 1997, by GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation ("Assignor"), having a mailing address of P.O. Box 450, Sunday River Road, Bethel, ME 04217 in favor of TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as administrative agent for the Lenders (as hereinafter defined) (in such capacity herein referred to as the "Assignee"), having a mailing address of 40 Westminster Street, Providence, Rhode Island 02903.

                                R E C I T A L S:

      A. Assignor has entered into a certain Loan and Security Agreement (as amended from time to time, the "LSA"), dated as of August 1, 1997, with Assignee and the Lenders identified therein (the "Lenders"), pursuant to which, among other things, the Lenders have agreed, subject to the terms and conditions therein stated, to make one or more loan advances (collectively, the "Loan") to the Assignor in the aggregate maximum principal amount of FIFTY-FIVE MILLION DOLLARS ($55,000,000), as evidenced by Assignor's promissory notes dated August 15, 1997 in said aggregate principal amount (as amended, restated, extended, renewed or otherwise modified from time to time, collectively, the "Note"), which Note is due and payable not later than December 1, 2000 ("Maturity Date"). All capitalized terms that are not otherwise defined herein shall have the meanings ascribed to such terms in the LSA.

      B. In order to secure the Loan, Assignor has executed and delivered, among other things, the following: (i) a Mortgage, Assignment of Rents and Security Agreement (as amended from time to time, the "Mortgage"), dated as of August 1, 1997, encumbering the real property located in the Town of Bartlett, in Carroll County, New Hampshire, more particularly described in Exhibit A attached hereto and made a part hereof, and certain other property therein described, relating to the property commonly known as The Grand Summit Hotel and Crown Club at Attitash (collectively, the "Mortgaged Property"), and (ii) certain other Security Documents. All amounts owing or to be owed from time to time under the Note, the LSA, the Mortgage or any of the other Security Documents, together with all other obligations of Assignor in respect thereof are hereinafter collectively referred to as the "Indebtedness".

      C. The Lenders as a condition to making the Loan, have required the execution and delivery of this Assignment.

            ACCORDINGLY, in consideration of the foregoing premises and in further consideration of the sum of One Dollar paid to Assignor, the receipt of which is hereby acknowledged, and to secure the payment and performance of the Indebtedness and all other amounts and obligations secured by the LSA, the Mortgage or the other Security Documents, Assignor does hereby grant, transfer and assign to Assignee, as administrative agent for the Lenders, all of the right, title and interest of Assignor in and to (i) all leases, subleases, use or occupancy agreements or other agreements affecting the Mortgaged Property, heretofore or hereafter made and entered into by Assignor (collectively, the "Leases"), and (ii) all rents, profits and other income, revenues or payments of any kind due or payable or to become due or payable to Assignor as the result of any use, possession or occupancy of all or any portion of the Mortgaged Property or as the result of the use of or lease of any personal property constituting a part of the Mortgaged Property (all of which are hereinafter collectively referred to as "Rents"), whether the Rents accrue before or after foreclosure of the Mortgage or during the period of redemption thereof. This Assignment is a present and absolute assignment of the Rents and Leases with all such Rents and Leases being pledged primarily and on a parity with the real estate and not secondarily), provided, however, that prior to the existence of an Event of Default and subject to the Assignor's undertakings and the rights and remedies of the Assignee in the LSA, Assignor is authorized to collect Rents and other things of value payable under the Leases.

            ASSIGNOR WARRANTS AND COVENANTS that it is and will remain the absolute owner of the Rents and Leases free and clear of all liens and encumbrances other than the rights assigned hereby, that it has not heretofore assigned or otherwise encumbered its interest in any of the Rents or Leases to any person; that it has the right under applicable law, under the Leases, under its articles of incorporation and by-laws, and otherwise to execute and deliver this Assignment and keep and perform all of its obligations hereunder; and that it will warrant and defend the Leases and Rents against all adverse claims, whether now existing or hereafter arising.

            Assignor further covenants and agrees with Assignee and each of the Lenders as follows:

            1. Affirmative Covenants. Assignor hereby covenants and agrees that it will:

            (a) Perform Obligations. Observe, perform, and discharge, duly and punctually, all and each obligation of any and all Leases on the part of Assignor to be kept, observed, and performed;

            (b) Enforce Leases. Enforce the performance of each and every material obligation, term, covenant, condition, and agreement in each material Lease by any tenant to be performed;

            (c) Defend Actions. Appear in and defend any action or proceeding arising under, occurring out of, or in any manner connected with, any Lease or the obligations, duties, or liabilities of Assignor or any tenant thereunder, or under this Assignment;

            (d) Execute Further Instruments. At the request of Assignee, execute and deliver to Assignee, such further instruments and do and perform, such other acts and things as Assignee may reasonably deem necessary or appropriate, from time to time, to confirm, evidence or make effective this Assignment and the various covenants of Assignor herein contained and to more effectively vest in and secure to Assignee the sums due or hereafter to become due under the Leases, including, without limitation, the execution of such additional assignments as shall be deemed advisable by Assignee to effectively vest in and secure to Assignee all Rents and all Leases; and Assignor shall pay all costs and expenses (including attorneys' fees) incurred in


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

      connection with the preparation of such instruments (including additional assignments) and the recording of the same.

            2. Negative Covenants. Assignor hereby covenants and agrees that it will not:

            (a) New Leases. Except as permitted under the LSA, enter into any lease for space in the Mortgaged Property;

            (b) Accept Prepayment. Accept, or permit acceptance of, payment of any rents or any other payment under any Lease more than one month in advance of the due date thereof;

            (c) Assign Lease. Assign, pledge, encumber, or otherwise transfer, or permit to be assigned, pledged, encumbered or otherwise transferred, any Lease or any right or interest of Assignor thereunder or in any rents or other payments thereunder; or

            (d) Amend or Terminate Lease. Except as permitted in the LSA, amend any Lease, or terminate any Lease, whether by voluntary agreement, for default by tenant or otherwise, or accept a surrender of any Lease.

            3. Protecting Assignee's Rights Under This Assignment. Should Assignor fail to perform or observe any covenant or agreement contained in this Assignment, then Assignee or any Lender, but without obligation to do so and without releasing Assignor from any obligation hereunder or under the Mortgage or LSA, may make or do the same in such manner and to such extent as Assignee or such Lender may deem appropriate, including, specifically, without limiting their general powers, the right to appear in and defend any action or proceeding purporting to affect the right to perform and discharge each and every obligation, covenant and agreement of Assignor contained in the Leases, or purporting to affect the right of Assignor to enforce each and every obligation, covenant and agreement in the Leases, and in exercising any such powers to pay necessary costs and expenses, employ counsel and pay attorneys' fees. Assignor will pay immediately upon demand all sums expended by Assignee or any such Lender under the authority of this Assignment, together with interest thereon at the Default Rate, and the same shall be added to said indebtedness and shall be secured hereby and by the Mortgage and the LSA.

            4. Election of Remedies. All rights, remedies and powers conferred or granted hereby may be exercised whether or not proceedings to foreclose the Mortgage are pending or have been concluded and whether or not Assignee or any Lender has exercised or enforced any other right, remedy or power available to them under or with respect to the Mortgage or the LSA. Neither Assignee nor the Lenders shall be required to resort first to their rights under this Assignment or under the Mortgage or the LSA before resorting to one of the other, or any other security, and Assignee may exercise their right hereunder and under the Mortgage and the LSA, and any other security concurrently or independently and in such order or preference as they desires.


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

            5. Survival of Obligation to Comply with Mortgage and This Assignment. All of Assignor's obligations under this Assignment shall survive foreclosure of the Mortgage and Assignor covenants and agrees to observe and comply with all terms and conditions of this Assignment throughout any period of redemption after foreclosure of the Mortgage.

            6. Appointment of Receiver. To the fullest extent permitted by law, and without regard to whether an action or proceeding has been commenced to foreclose the Mortgage; whether the security is adequate; whether the premises are in danger of being materially injured or reduced in value as security by removal, destruction, deterioration, accumulation of prior liens, or otherwise, so as to render the security inadequate; or whether Assignor has committed waste or there is a danger of waste; Assignee or any Lender may request (upon the occurrence of an Event of Default), and Assignor agrees that Assignee or any such Lender shall as a matter of right be entitled to, the ex parte appointment of a receiver or receivers for all or any part of the Mortgaged Property, whether such receivership be incident to a proposed sale of the Mortgaged Property or otherwise. Assignor agrees that the appointment of such receiver by virtue of any court order, statute or regulation shall not impair or in any manner prejudice the rights of Assignee to receive payment of the rents and income.

            7. Assignment of Specific Leases. If Assignee or any Lender at any time shall request in writing, Assignor will at its own cost and expense execute, deliver and record an instrument of further assurance assigning, or confirming the assignment of, one or more specific Leases, Rents or other interests transferred hereby. The failure of Assignee or any Lender to request or procure or record such an instrument of further assurance shall not affect or impair the validity or efficacy of this Assignment as it applies to any such interest.

            8. Application of Rents, Profits and Income. All Rents and other amounts payable under the Leases and collected by Assignee or the receiver each month shall be applied first to pay the costs and expenses of Assignee or the receiver, as the case may be, of management and operation of the Mortgaged Property and of collection of the Rents (including, without limitation, the fees and expenses of a managing agent, the expenses incident to taking and retaining possession of the Mortgaged Property, the cost of all alterations, renovations, repairs, and replacements, and all attorneys' fees) and then to pay the Indebtedness and any and all other indebtedness of Assignor secured by the Mortgage or the LSA then due and payable (as provided in the LSA). Any Rents actually collected by Assignee in excess of such amount shall be remitted by Assignee to Assignor, as provided in the LSA. The receipt by Assignee or the Lenders of Rents pursuant hereto shall not act as a payment or discharge of any indebtedness of Assignor, including, without limitation, the Indebtedness or any other indebtedness secured by the Mortgage or the LSA, except to the extent of Rents actually received by Assignee or the Lenders hereunder and applied to payment of such indebtedness.

            9. No Liability for Assignee. Neither Assignee nor the Lenders shall be obligated to perform or discharge, nor do they hereby undertake to perform or discharge, any obligation, duty or liability of Assignor under the Leases; and this Assignment and the exercise of any rights hereunder shall not operate to place upon Assignee or the Lenders responsibility for the control, care, management or repair of the Mortgaged Property or for the carrying out of any of the terms and conditions of the Leases. Neither Assignee nor the Lenders shall be responsible or liable for any waste committed on the Mortgaged Property, for any negligence in the management, upkeep, repair or control of said Mortgaged Property or for failure to collect the Rents. The sole obligation of Assignee and the Lenders hereunder shall be to account for Rents actually received by Assignee and the Lenders hereunder.

            10. No Liability. Neither Assignee nor the Lenders shall have any liability to Assignor in connection with or as a result of this Assignment or the exercise of any rights or remedies under this Assignment or under the Leases or by reason of any alleged obligations or undertakings of Assignee or the Lenders to perform or discharge any of the terms, covenants or agreements contained in the Leases.

            11. Authority to Tenant. Upon notice from Assignee, the tenants under the Leases and any other party liable to pay Rents are hereby irrevocably authorized and directed by Assignor to pay to Assignee (for the benefit of the Lenders) all sums due under the Leases or other agreements upon the written request of Assignee, and Assignor hereby consents and directs that said sums shall be paid to Assignee without the necessity of a determination or inquiry by the tenant that an Event of Default has occurred or that Assignee is entitled to exercise its rights hereunder, and to the extent such sums are paid to Assignee, Assignor agrees that the tenant shall have no further liability to Assignor for the same. The signature of Assignee alone shall be sufficient for the exercise of any rights under this Assignment and the receipt of Assignee alone for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Mortgaged Property. Checks for all or any part of the Rents collected under this Assignment shall upon notice from Assignee be drawn to the exclusive order of Assignee. Assignee may not give notice to tenants requiring payment of Rents and other sums to Assignee unless an Event of Default exists.

            12. Satisfaction. Upon the payment in full of all Indebtedness secured hereby as evidenced by a recorded release of the Mortgage, this Assignment shall, without the need for any further satisfaction or release, become null and void and be of no further effect. If requested by Assignor, upon the payment in full of all Indebtedness secured hereby, Assignee will execute and deliver to Assignor a release of this Assignment.

            13. Assignee as Attorney-In-Fact. Assignor hereby irrevocably appoints Assignee, and its successors and assigns, as its agent and attorney-in-fact, which appointment is coupled with an interest, with the right but not the duty to exercise any rights or remedies hereunder and to execute and deliver during the term of this Assignment such instruments as Assignee or the Lenders may deem appropriate to make this Assignment and any further assignment effective, including without limiting the generality of the foregoing, the right, upon an Event of Default to endorse on behalf and in the name of Assignor all checks from tenants in payment of Rents that are made payable to Assignor.

            14. Assignee Not a Mortgagee in Possession. Nothing herein contained and no actions taken pursuant to this Assignment shall be construed as constituting Assignee or the Lenders a mortgagee in possession.

            15. Unenforceable Provisions Severable. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate


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

any applicable law, and are intended to be limited to the extent necessary so that they will not render this Assignment invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event that any provision or clause of this Assignment conflicts with applicable law, or the application thereof under any particular circumstance to any particular person or entity conflicts with applicable law, such conflict shall not affect other provisions of this Assignment which can be given effect without the conflicting provisions or the applicability of such provisions to other persons or entities or to such persons or entities under other circumstances and to this end the provisions of this Assignment are declared to be severable.

            16. Successors and Assigns. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to the benefit of, the legal representatives, successors and assigns of Assignor, Assignee and the Lenders. All references to Assignee, the Lenders and/or Assignor contained in this Assignment are deemed to include any such representatives, successors and assigns.

            17. Captions; Amendments; Notices; Governing Law. The captions and headings of the paragraphs of this Assignment are for convenience only and shall not be used to interpret or define the provisions of this Assignment. This Assignment may be amended only in writing signed by Assignor and Assignee. Any notice under this Assignment shall be deemed to have been given when given in accordance with the requirements for notice under the LSA. The substantive laws of the State of New Hampshire shall govern the validity, construction, enforcement and interpretation of this Assignment to the extent required by principles of conflicts of laws recognized in such State; otherwise, the laws of the State of Maine shall govern.

            18. Reproduction as Financing Statement. A carbon, photographic or other reproduction of this Assignment or any financing statement relating to this Assignment shall be sufficient to be effective as a financing statement.

            19. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one instrument.

      [Remainder of page intentionally blank; next page is signature page]


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

      IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed and delivered as a sealed instrument as of the date first above written.

Signed and Acknowledged                    GRAND SUMMIT RESORT PROPERTIES, INC.
in the Presence of:


/s/ Deirdre M. O'Callaghan                 By /s/ Mark P. Girard
----------------------------               ----------------------------
Name: Deirdre M. O'Callaghan               Name: Mark P. Girard
                                           Its: Vice President

                               [Sign in black ink]

STATE OF CONNECTICUT       )
                           )    ss.
COUNTY OF HARTFORD         )

      The foregoing instrument was acknowledged before me this 14th day of August, 1997, by Mark P. Girard, the Vice President of GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, on behalf of said corporation.


                                    /s/ Lori L. Bridwell
                                    ---------------------------------------
                                    Notary Public
                                    My Commission Expires: Nov. 30, 2000

                                    LORI L BRIDWELL
                                    NOTARY PUBLIC
                                    MY COMMISSION EXPIRES NOV. 30, 2000
                                    [Seal of Notary Public]

                                    EXHIBIT A

                                LEGAL DESCRIPTION

Certain condominium quarter-share units in Grand Summit Hotel and Crown Club at Attitash/Bear Peak, A Condominium, Bartlett, Carroll County, New Hampshire, as established by a Declaration of Condominium, Grand Summit Hotel and Crown Club at Attitash/Bear Peak, A Condominium, dated March 26, 1997, recorded at Book 1692, Page 989, being more particularly described in said Declaration, and as more particularly shown on As-Built Site Plans prepared by Thaddeus Thorne-Surveys, Inc., and As Built Floor Plans, prepared by JSA, Inc., all dated March 27, 1997, recorded March 28, 1997, at Plan Book 159, Pages 53 through 65, as Units:

          Unit 1 (Commercial Unit)
          Unit Number                                 Quarter-share Intervals
          102                                         1, 2 & 3
          103/105                                     2, 3 & 4
          104                                         1, 2, 3 & 4
          107                                         1, 2, 3 & 4
          109/111                                     1, 2, 3 & 4
          110                                         1, 2, 3 & 4
          114/116                                     1, 2, 3 & 4
          118                                         1, 2, 3 & 4
          120                                         1, 2, 3 & 4
          122/124                                     1, 2, 3 & 4
          125/127                                     1,3 & 4
          126                                         1, 2, 3 & 4
          128                                         1, 2, 3 & 4
          129                                         1, 2, 3 & 4
          130                                         1 & 2
          131                                         1, 2, 3 & 4
          132                                         3
          134/136                                     1 & 3
          137                                         1, 2, 3 & 4
          138                                         3
          139                                         1, 2, 3 & 4
          140/142                                     1, 2, 3 & 4

                                   EXHIBIT A-1

          Unit Number                                 Quarter-share Intervals

          141/143                                     1, 2, 3 & 4
          144                                         1, 2, 3 & 4
          145/147                                     1, 2, 3 & 4
          149                                         1, 2, 3 & 4
          150                                         2
          152                                         1, 2, 3 & 4
          201/203                                     2
          202                                         1, 2, 3 & 4
          204                                         1, 2, 3 & 4
          205                                         3 & 4
          206/208                                     1, 2, 3 & 4
          207                                         1, 2, 3 & 4
          209/211                                     1, 3 & 4
          210/212                                     1 & 4
          213                                         1, 2, 3 & 4
          214                                         1, 2, & 3
          216                                         1, 2, 3 & 4
          219                                         1, 2, 3 & 4
          220                                         3 & 4
          221                                         1, 2, 3 & 4
          222                                         1, 2, 3 & 4
          223/225                                     1 & 2
          224/226                                     1, 2, & 3
          228/230                                     1, 2, 3 & 4
          232/234                                     1, 2, 3 & 4
          235/237                                     1, 2, 3 & 4
          236                                         1, 3 & 4
          238                                         1, 2, 3 & 4
          239                                         1
          240                                         1, 2, 3 & 4
          241                                         1, 2, 3 & 4
          243                                         1 & 2
          244                                         1, 2, 3 & 4
          245                                         1, 2, 3 & 4
          246/248                                     1, 2, 3 & 4
          247/249                                     1, 2, 3 & 4

                                   EXHIBIT A-2
          Unit Number                                 Quarter-share Intervals

          250                                         1, 2, 3 & 4
          251                                         1, 2, 3 & 4
          252/254                                     4
          253/255                                     1, 2, 3 & 4
          256/258                                     1, 2 & 4
          260                                         3 & 4
          301                                         1, 2 & 3
          302                                         2, 3 & 4
          304/306                                     1, 2, 3 & 4
          305/307                                     1, 2, 3 & 4
          308                                         1, 2, 3 & 4
          309                                         1, 2, 3 & 4
          310/312                                     3 & 4
          311                                         1, 2, 3 & 4
          314/316                                     1, 2, 3 & 4
          315                                         1, 2, 3 & 4
          317                                         1
          318/320                                     1, 2, 3 & 4
          322/324                                     1, 2, & 3
          326                                         1 & 2
          328                                         1 & 3
          330/332                                     2
          331                                         2 & 4
          333                                         1, 2, 3 & 4
          335                                         1, 2 & 4
          337                                         1, 2, 3 & 4
          333/340                                     1, 2, 3 & 4
          339                                         1, 3 & 4
          341                                         1, 2, 3 & 4
          342/344                                     1, 2, 3 & 4
          343                                         1, 2 & 3
          345                                         1 & 3
          346                                         1, 2, 3 & 4
          348                                         1, 2, 3 & 4
          350/352                                     1
          354                                         1, 2, 3 & 4

                                   EXHIBIT A-3